                                                                   Exhibit 10.25

  THE MARKED PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT


                                 FIRST ADDENDUM
                                       TO
                                   AGREEMENT


THIS FIRST ADDENDUM (THIS "Addendum") is made and entered into as of the 29th day of January, 1998 by and between SeaVision, Inc., a Delaware corporation ("SeaVision"), and Norwegian Cruise Line Limited, a Bermuda corporation ("NCL").

                                    RECITALS

A. SeaVision and NCL are parties to that certain agreement dated as of August 12, 1996 (the "Original Agreement").

B. The parties desire to amend and supplement the terms of the Original Agreement pursuant to the terms of this Addendum.

C. Hereafter, the term "Agreement," as used in the Original Agreement or this Addendum, shall mean the Original Agreement, as amended and supplemented by this Addendum.

NOW, THEREFORE, in consideration of the promises and covenants set forth herein, the parties, each intending to be legally bound hereby, agree as follows:

1.  Management Fee. A new section 1(b)(x) is hereby inserted into the Agreement
    --------------
immediately following Section 1(b)(ix) therein:

"NCL shall pay, on a monthly basis to SeaVision, a management fee (the "Management Fee") equal to [Redacted -- Confidential Treatment Requested] per cabin per day effective October 1, 1997 for each passenger cabin on the Initial Ship. At any time after December 31, 1998, NCL shall have the option to terminate the Management Fee upon thirty (30) days prior written notice to SeaVision. NCL shall not be responsible for paying the Management Fee for any full calendar days (24 hours) while the Initial Ship is in dry dock for any scheduled refit work or for any such days when the System is not providing interactive services to at least [Redacted -- Confidential Treatment Requested] of the Initial Ship's passenger cabins, unless such interruption in service is caused directly or indirectly by NCL."

2.  S/S Norway Televisions.  Section 3(a) of the Original Agreement is hereby
    ----------------------
amended and restated in its entirety as follows:

"In consideration of SeaVision's agreement to provide televisions on the S/S Norway, SeaVision shall be entitled to receive [Redacted -- Confidential Treatment Requested] of the Adjusted Gross Revenues (as defined below) generated by all of the Systems installed on board the Ships until SeaVision has received an aggregate amount of [Redacted -- Confidential Treatment Requested], at which time, title to the televisions provided by SeaVision on the S/S Norway shall transfer to NCL. Further, should SeaVision elect to cease operations of its services pursuant to its termination rights under Section 5(b) of the Agreement, title to the televisions provided by SeaVision on the S/S Norway shall immediately transfer to NCL, and NCL shall have no further payment obligations to SeaVision for these televisions."

                                                                    Exh. 10.25-A

3.  Monthly Report.  The parties hereby agree that on the monthly report
    --------------
provided by SeaVision to NCL pursuant to Section 3(e) of the Agreement, SeaVision shall deduct from the Management Fee then owing to SeaVision, the portion of the Adjusted Gross Revenues NCL is entitled to retain under Section 3 of the Agreement.

4.  Additional Cabins.  SeaVision hereby agrees to provide [Redacted --
    -----------------
Confidential Treatment Requested] the equipment and labor necessary to expand the System (as defined in the Original Agreement) to an additional two hundred fifty (250) cabins onboard the Initial Ship (as defined in the Original Agreement) if NCL elects to add these cabins to the ship. Further, in the event of such expansion by NCL to the Initial Ship, SeaVision shall pay the costs associated with any relocation of any of the components of the System relating to such expansion, and NCL shall pay for new televisions for the additional cabins, RF cables to service these televisions and, if applicable, all expenses associated with the relocation of NCL-owned broadcast control equipment.

5.  Additional Terms.  Except as expressly modified or amended herein, the
    ----------------
Agreement shall remain in full force and effect.

6.  Facsimile Copies.  In order to expedite the execution of this Addendum, the
    ----------------
parties agree that facsimile copies of the Addendum shall be treated as originals until such time as original documents are executed and delivered.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.


                                       SEAVISION, INC.

ATTEST:

/s/ Denise Smith                       By: /s/ Brian K. Blair
Its: Executive Assistant               Its: President
                                       Date: January 29, 1998


                                       NORWEGIAN CRUISE LINE LIMITED

ATTEST:

/s/ Armando E. Martinez                By: /s/ Hans Golteus
Its                                    Its:
                                       Date:



                                                                    Exh. 10.25-B